Exhibit 10.1

SECOND AMENDMENT TO INVOICE PURCHASE AGREEMENT

This Second Amendment (“Second Amendment”) to the Invoice Purchase Agreement entered into on March 24, 2017 (“Invoice Purchase Agreement”) is made and entered into on January 6, 2020, by and between Marrone Bio Innovations, Inc., a Delaware corporation (the “Seller”) with offices located at 1540 Drew Ave, Davis, CA 95618 and LSQ Funding Group LC. (“Purchaser”), a Florida Limited Liability company, with offices located at 315 E Robinson Street Suite 201, Orlando, FL 32801 (each a “Party,” collectively the “Parties”).

RECITALS

A.	Marrone Bio Innovations, Inc. and LSQ are parties to that certain Invoice Purchasing Agreement dated as of March 24, 2017 (as at any time amended, modified, restated, or supplemented, the “Agreement”).
B.	The Parties intend to substitute the below advance rates, fees, and termination

NOW, THEREFORE, it is agreed as follows that the following amended sections shall replace following sections of the Agreement

1.	Section 1.1 of the Agreement, the “Advance Rate,” is hereby amended, in part, to increase the rate from 85% to 90%, effective immediately. The rate for international Accounts is to increase from 60% to 70%, effective immediately. All other terms of Section 1.1, with the exception of this amendment, remain as originally written.

2.	Section 1.2 of the Agreement, the “Aging and Collection Fee,” is hereby amended, in part, to adjust the rate from 0% from day 1 through day 120; and from 0.75% from day 121 thereafter, effective immediately. All other terms of Section 1.2 with the exception of this amendment, remain as originally written.

3.	Section 1.13 of the Agreement, the Funds Usage Fee,” is hereby amended, in part, to increase the rate from 0.020% to 0.025%, effective immediately. All other terms of Section 1.13 with the exception of this amendment, remain as originally written.

4.	Section 1.15 of the Agreement, the “Invoice Purchase Fee,” is hereby amended, in part, to reduce for a rate from 0.40% to 0.25%, effective immediately. Invoices with terms over 120 days, will incur a 1% premium fee on the gross amount of the invoice. All other terms of Section 1.15, with the exception of this amendment, remain as originally written.

5.	Section 1.17 of the Agreement, the “Maximum Amount,” is hereby amended, in part, to increase from $7,000,000.00 to $20,000,000.00, effective immediately. All other terms of Section 1.17, with the exception of this amendment, remain as originally written.

6.	Section 21 of the Agreement, the “Term and Termination Date,” is hereby amended, in part, to provide that Seller provides written notice of its intention to terminate at least 30 days and not greater than 90 days prior to each anniversary date and that the next date for termination of the Agreement is July 31, 2020. Thereafter, the Agreement will renew automatically on an annual basis unless terminated pursuant to its terms.

7.	Section 21.1 of the Agreement, is hereby amended in part, if effective notice by Seller under Section 21 above is not provided, then in addition to any other fees due under this Agreement, Seller agrees that it will pay an early termination fee equal to .50% multiplied by the Maximum Amount set forth in Section 1.17 herein multiplied by the number of months remaining in the Term or any Renewal Term (the “Early Termination Fee”).

8.	Section 21.2 of the Agreement, is hereby amended in part, if Seller intends to refinance with a bank its obligations under this Agreement, Seller may terminate this Agreement prior to the end of the Term or any Renewal Term by providing Purchaser 60 days’ prior written notice and refinancing with bank or institution. If such notice is provided and Seller refinances with the bank or institution, no Early Termination Fee pursuant to Section 21.1 shall be due.

9.	Section 21.3 removed

Except as modified herein, all terms and conditions of the Agreement, taken together with this Second Amendment, shall remain in full force and effect. The parties agree that: (i) this Second Amendment may be executed and delivered by the parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute [but] one and the same instrument; (ii) capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement; (iii) this Second Amendment modifies and amends only those specific terms of the Agreement expressly referenced herein; and (iv) all other terms of the Agreement are hereby restated and shall remain in full force and effect, and shall constitute the legal valid, binding and enforceable obligations of the parties.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Agreement as of the day and year first above written.

[Signature page to follow]

AGREED AND ACCEPTED BY

LSQ Funding Group, L.C.

By:	/s/ William M Samuelson
Name:	William M Samuelson
Title:	EVP
Date:	January 7, 2020

AGREED AND ACCEPTED BY:

Marrone Bio Innovations, Inc.

By:	/s/ Pamela G. Marrone
Name:	Pamela G. Marrone
Title:	CEO & Founder
Date:	January 6, 2020